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                                                                      EXHIBIT 12

BANC ONE CORPORATION and Subsidiaries
Statement Regarding Computation of Ratio of Earnings to Fixed Charges

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
                                             Three Months Ended
                                                 March 31,                                Years Ended December 31,
                                          -------------------------     ----------------------------------------------------------
$(millions)                                  1998         1997             1997        1996         1995        1994         1993
-------------------------------------------------------------------     ----------------------------------------------------------
CALCULATION INCLUDING INTEREST ON DEPOSITS:
EARNINGS:
Income before income taxes and change
  in accounting principle                   $762.2       $584.1         $1,968.3    $2,496.8     $2,173.5    $1,806.2     $1,914.7
Fixed charges                                368.6        360.3          1,511.9     1,202.3        968.7       727.0        397.0
Less: Capitalized interest                     (.2)        (1.1)            (1.9)       (4.9)        (1.7)       (1.0)        (0.7)
                                          --------       ------         --------    --------     --------    --------     --------
Earnings                                  $1,130.6       $943.3         $3,478.3    $3,694.2     $3,140.5    $2,532.2     $2,311.0
                                          ========       ======         ========    ========     ========    ========     ========
FIXED CHARGES:
Interest expense, including interest
  factor of capitalized leases and
  amortization of deferred debt expense     $350.2       $344.3         $1,448.1    $1,142.3       $912.4      $666.8       $345.4
Portion of rental payments under
  operating leases deemed to be interest      18.4         16.0             63.8        60.0         56.3        60.2         51.6
                                          --------       ------         --------    --------     --------    --------     --------
Fixed charges                               $368.6       $360.3         $1,511.9    $1,202.3       $968.7      $727.0       $397.0
                                          ========       ======         ========    ========     ========    ========     ========

RATIO OF EARNINGS TO FIXED CHARGES
  EXCLUDING INTEREST ON DEPOSITS              3.07x        2.62x            2.30x       3.07x        3.24x       3.48x        5.82x

CALCULATION INCLUDING INTEREST ON DEPOSITS:
EARNINGS:
Income before income taxes and change
  in accounting principle                   $762.2       $584.1         $1,968.3    $2,496.8     $2,173.5    $1,806.2     $1,914.7
Fixed charges                                999.1        983.4          4,057.0     3,662.5      3,395.1     2,560.2      2,001.9
Less: capitalized interest                     (.2)        (1.1)            (1.9)       (4.9)        (1.7)       (1.0)        (0.7)
                                          --------       ------         --------    --------     --------    --------     --------
Earnings                                  $1,761.1      $1566.4         $6,023.4    $6,154.4     $5,566.9    $4,365.4     $3,915.9
                                          ========       ======         ========    ========     ========    ========     ========
FIXED CHARGES:
As detailed above                           $368.6       $360.3         $1,151.9    $1,202.3       $968.7      $727.0       $397.0
Interest on deposits                         630.5        623.1          2,545.1     2,460.2      2,426.4     1,833.2      1,604.9
                                          --------       ------         --------    --------     --------    --------     --------
Fixed charges                               $999.1       $983.4         $4,057.0    $3,662.5     $3,395.1    $2,560.2     $2,001.9
                                          ========       ======         ========    ========     ========    ========     ========

RATIO OF EARNINGS TO FIXED CHARGES
  INCLUDING INTEREST ON DEPOSITS              1.76x        1.59x            1.48x       1.68x        1.64x       1.71x        1.96x
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